UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2009
Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01 Entry into a Material Definitive Agreement.
Patent Purchase Agreement and Company License
     On March 18, 2009, Irvine Sensors Corporation (the “Company”) entered into an amendment to the Patent Purchase Agreement (as amended, the “Agreement”) with Aprolase Development Co., LLC (the “Purchaser”) that was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2008 and, as a result of the amendment, the Agreement became a definitive agreement as of March 18, 2009. Pursuant to the Agreement, on March 18, 2009, the Company sold, assigned, transferred, and conveyed to the Purchaser for $8,500,000 (the “Patent Sale”) all its right, title, and interest in and to most of its provisional patent applications, patent applications, patents (including reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations), and/or related foreign patents and applications (including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances) (collectively, the “Patents”), certain specific abandoned provisional patent applications, patent applications, patents and other governmental grants or issuances (the “Abandoned Assets”), and the causes of action to sue for infringement of any of the foregoing and other enforcement rights. Under the Agreement, the Company also sold, assigned, transferred, and conveyed to the Purchaser all right, title and interest (free and clear of any restrictions, liens, claims, and encumbrances) in and to all inventions, invention disclosures, and discoveries described in any of the Patents or Abandoned Assets. The Patents sold relate to the Company’s systems, sensors and electronics packaging technologies. Upon the successful termination of one of the Company’s third-party license agreements within 30 days following March 18, 2009, the Purchaser will pay the Company an additional purchase price payment of $1,000,000.
     The Agreement contains covenants (a) requiring the Company to use best efforts to obtain a termination of certain third-party sublicense agreements or amending such sublicense agreements to make them non-exclusive, nonsublicensable and nontransferable; (b) requiring the Company to do, and to cause the inventors to do, such things necessary for filing patent applications, enforcement or other actions and proceedings with respect to the claims under the Patents, provided that the Purchaser compensates the Company for agreed upon reasonable, documented disbursements and time incurred after Closing in connection with such assistance in connection with any enforcement or other infringement action regarding the Patents, under a standard billable hour rate of the Company; (c) requiring the Company to refrain from agreeing to or providing any approval which would authorize or allow any sublicenses to be granted under one of the Company’s third-party license agreements, or which would allow the assignment of such license agreement or any of the rights, benefits or obligations thereunder; and (d) that the Purchaser shall not be liable for any obligations under a pre-existing Royalty Agreement between the Company and Floyd Eide dated as of February 4, 2003. The Agreement also provides that the Purchaser’s total liability under the Agreement will not exceed the total purchase price paid and that, except for the Company’s breach of its representations and warranties related to authority, title and contest, existing licenses and obligations, restrictions on rights to sue, and validity and enforceability, or the Company’s intentional misrepresentation, the Company’s total liability under the Agreement will not exceed the total purchase price paid. The Agreement further provides that there shall be no consequential damages except in the event of the Company’s intentional misrepresentation.
     The information set forth above is qualified in its entirety by reference to the actual terms of the Agreement attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
     At the closing of the transactions under the Agreement, the Purchaser granted to the Company, under the Patents, and for the lives thereof, a royalty-free, non-exclusive, non-sublicensable, and generally non-transferable right and license (the “Company License”) to practice the methods and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any of the Company products covered by the Patents (“Covered Products”). The Company License applies to the reproduction and subsequent distribution of Covered Products under the Company’s trademarks and brands, in substantially identical form as they are distributed by the Company, or by authorized agents of the Company such as a distributor, replicator, VAR or OEM, but will not cover foundry or contract manufacturing activities that the Company may undertake on behalf of any person that is not the Company. The scope of the Covered Products excludes any products or services manufactured, produced or provided by the Company on behalf of any person that is not the Company (a) from designs received in substantially completed form from a source other than the Company and (b) for resale to such person that is not the Company (or to customers of, or as directed by, any person that is not the Company) on essentially an exclusive basis.

Lien Release Agreements
     In order to consummate the transactions described above, on March 18, 2009, the Company entered into a lien release agreement (the “Senior Release Agreement”) with its senior lenders, Longview Fund, L.P. and Alpha Capital Anstalt (the “Lenders”), and entered into lien release agreements (the “Bridge Release Agreements”) with the holders of its 12% secured promissory notes (the “Bridge Lenders”), pursuant to which the Lenders and the Bridge Lenders agreed to release their liens relating to the Patents and related assets.
     In consideration of the Senior Release Agreement, the Company agreed that $2.8 million of its debt and related obligations to the Lenders will be repaid out of the proceeds of the Patent Sale, and the Lenders agreed that the maturity date and/or term of the remaining debt obligations will be extended from December 31, 2009 to September 30, 2010 and waived any defaults or events of default relating to the potential delisting from the Nasdaq Capital Market described in the letter from the Nasdaq Staff dated January 14, 2009, and any other delisting from the Nasdaq Stock Market. Pursuant to the Senior Release Agreement, the Company also agreed that the Lenders shall no longer have the obligation, as set forth in that certain Memorandum of Understanding for Settlement and Debt Conversion dated as of September 19, 2008 previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2008 (the “MOU”), to exchange $2 million of debt for convertible preferred stock.
     In consideration of the Bridge Release Agreements, the Company agreed to repay the outstanding principal and accrued interest owing under its 12% secured promissory notes held by the Bridge Lenders (the “Notes”) in the original principal amount of $645,000, and to issue, subject to approval of the Company’s stockholders, in exchange for its Notes in the original principal amount of $355,000 (the “Exchanged Notes”), that number of shares of the Company’s Common Stock equal to 125% of the value of the outstanding principal and accrued interest under the Exchanged Notes, based on the greater of (i) $0.40, (ii) the last reported closing sale price of the Company’s Common Stock on the Nasdaq Capital Market immediately prior to the closing of the Patent Sale and (iii) the consolidated closing bid price of the Company’s Common Stock on the Nasdaq Capital Market immediately prior to the closing of the Patent Sale. If the Company is unable to obtain stockholder approval for the issuance of the shares, the Exchanged Notes will remain outstanding in accordance with their terms.
     The Company does not plan to register the Common Stock issuable in exchange for the Exchanged Notes (the “Exchange Shares”). The Exchange Shares will not be nor have they been registered under the Securities Act of 1933 and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The information set forth above is qualified in its entirety by reference to the actual terms of the Senior Release Agreement and the Bridge Release Agreements attached hereto as Exhibits 10.2 and 10.3 and which are incorporated herein by reference.
Debt Exchange Agreement

     Pursuant to the previously disclosed MOU, the Lenders agreed to exchange $1.0 million of debt held by them for shares of convertible preferred stock upon the completion of a bridge debt financing of at least $1.0 million (the “Bridge Financing”). The Company completed the Bridge Financing on February 3, 2009 and, as a result, the Lenders are obligated to exchange $1.0 million of debt held by them for shares of convertible preferred stock.
     On March 18, 2009, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with the Lenders, pursuant to which the Company has agreed to sell and issue, subject to stockholder approval, to the Lenders that number of shares of its newly created Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Stock”) equal to $1,000,000 divided by $40.00, in fulfillment of the obligations set forth in the MOU with respect to the Bridge Financing. The $1,000,000 aggregate purchase price for the shares of Series A-2 Stock will be paid solely by the Lenders’ exchange of a portion of the Company’s Series 1 Senior Subordinated Secured Convertible Promissory Notes dated December 30, 2005 (the “Series 1 Notes”) held by the Lenders (the “Debt Exchange”). The closing of the Debt Exchange will be conditioned upon a certain resolution of a dispute between the Lenders and Timothy Looney and TWL Group, LP regarding the October 2008 public foreclosure sale of the assets of Optex Systems, Inc., the approval by the Company’s stockholders prior to December 31, 2009 of the issuance of the Series A-2 Stock, the filing of the Certificate of Designations and the issuance Series A-2 Stock certificates. There can be no assurance that the Debt Exchange will close, but if it does, accrued and unpaid interest and a portion of the principal balance in the aggregate amount of $1,000,000 under the Series 1 Notes that would have been due and payable on September 30, 2010, will be cancelled. The Lenders are existing securityholders of, and senior lenders to, the Company.
     Each share of Series A-2 Stock will be convertible at any time at the holder’s option into 100 shares of Common Stock at an initial conversion price per converted share of Common Stock equal to $0.40. The conversion price of the Series A-2 Stock will be subject to full-ratchet price dilution protection any time after the date of the Subscription Agreement in the event the Company issues securities (other than certain excepted issuances) at a price below the then current conversion price. The conversion price of the Series A-2 Stock also will be subject to adjustment for stock splits, stock dividends, recapitalizations and the like.
     The Series A-2 Stock will be non-voting, except to the extent required by law. The Series A-2 Stock will rank senior to the Common Stock, and pari passu with the Company’s Series A-1 10% Cumulative Convertible Preferred Stock (“Series A-1 Stock”), with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company. The Series A-2 Stock will be entitled to 10% cumulative dividends per annum, payable in arrears starting December 30, 2010, which may increase to 20% during the existence of certain events of default based upon (i) the failure to pay any dividends or other sums due to the Series A-2 Stockholders, (ii) an uncured breach of a material covenant, term or condition in the Subscription Agreement or the Certificate of Designations governing the Series A-2 Stock, (iii) a breach of the Company’s material representations and warranties, (iv) an assignment for the benefit of creditors or the appointment of a receiver or trustee for the Company or its subsidiaries, (v) entry of a money judgment or writ against the Company, its subsidiaries, or the Company’s property or other assets for more than $1,000,000, which is not vacated, satisfied, bonded or stayed within 45 days, (vi) bankruptcy, insolvency, reorganization or liquidation proceedings for the Company or its subsidiaries that is not dismissed within 45 days, (vii) entry of an order by a court, the Securities and Exchange Commission or the Financial Industry Regulatory Authority preventing purchase and sale transactions in the Company’s Common Stock for a period of five or more consecutive trading days, (viii) the failure to timely deliver to a holder Common Stock or a replacement Series A-2 Stock certificate within 15 business days of the required delivery date, (ix) failure of the Common Stock to be quoted on the OTC Bulletin Board if it cannot maintain a listing on the NASDAQ Capital Market or another market, exchange or quotation system at least as good as the OTC Bulletin Board, (x) failure to reserve a sufficient amount of Common Stock for conversion of the then outstanding Series A-2 Stock that the holders have a right to convert, and (xi) an uncured default of a material term, covenant, warranty or undertaking in any loan, security, subscription or other agreement between the Company and a holder of Series A-2 Stock. At the holder’s option, such dividend payments may be made in additional shares of Series A-2 Stock.
     The Series A-2 Stock will not be redeemable by the holder thereof, but will be callable at the Company’s election (provided an event of default has not occurred and is continuing) upon 30 days prior notice at a redemption price equal to the initial purchase price of such stock plus any accrued but unpaid dividends. The approval of the holders of at least 80% of the then outstanding Series A-2 Stock will be required for certain matters, including to (1) amend the Company’s Certificate of Incorporation if such amendment would (a) change the seniority rights of the holders of Series A-2 Stock as to the payment of dividends, or create a senior class or series of capital stock with respect to the payment of dividends, (b) reduce the amount payable to the holders of Series A-2 Stock upon liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences or the dividend rights of the holders of Series A-2 Stock, (c) cancel or modify the conversion rights of the holders of Series A-2 Stock, (d) cancel or modify the approval rights of the holders of the Series A-2 Stock, or (e) amend the Certificate of Designations in a manner which would impair the rights of the holders of the Series A-2 Stock; (2) issue any additional shares of Series A-2 Stock; or (3) issue any securities (other than certain excepted issuances) at a price per share that would trigger a ratchet adjustment to the conversion price where either the Company has insufficient authorized capital to permit the conversion in full of such Series A-2 Stock or stockholder approval is not obtained if such full ratchet adjustment requires stockholder approval.
     The Series A-2 Stock also will be subject to a blocker (the “Blocker”) that would prevent each holder’s Common Stock ownership at any given time from exceeding 4.99% of the Company’s outstanding Common Stock (which percentage may increase but never above 9.99%). The Company does not plan to register the Series A-2 Stock or the Common Stock issuable upon conversion thereof. Neither the Series A-2 Stock nor the Common Stock issuable upon conversion thereof will be or has been registered under the Securities Act of 1933 and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     The information set forth above is qualified in its entirety by reference to the actual terms of the Subscription Agreement and the Certificate of Designations attached hereto as Exhibits 3.1 and 10.4 and which are incorporated herein by reference.
     The number of shares of the Company’s Common Stock outstanding immediately after the closing of the transactions described above was 5,981,630 shares.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K relating to the Patent Purchase Agreement is incorporated by reference into this Item 2.01.
Item 3.02 Unregistered Sales of Equity Securities.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Exchange Shares and the Series A-2 Stock (and the issuance of shares of Common Stock upon conversion thereof) is expected to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions (i) involving securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange and (ii) by an issuer not involving a public offering. The Lenders and the Bridge Lenders have represented that they are accredited investors, as that term is defined in Regulation D, and that they will acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.
Item 3.03. Material Modification to Rights of Security Holders.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K relating to the Debt Exchange is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K relating to the Debt Exchange is incorporated by reference into this Item 5.03. On March 24, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock, that created the new Series A-2 Stock, authorized 40,000 shares of Series

A-2 Stock and designated the rights, preferences, privileges and limitations of the Series A-2 Stock, as described in Item 1.01 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.
     The pro forma effects of the sale of patent assets effectuated pursuant to the Patent Purchase Agreement are presented in the unaudited pro forma condensed consolidated balance sheets and unaudited pro forma condensed consolidated statements of operations that follow, which give effect to this transaction, including both the initial $8.5 million payment and the additional $1.0 million payment, as though it had closed on or before December 28, 2008. Tax consequences of the transaction are assumed to be limited to the corporate alternative minimum tax due to application of the Company’s net operating loss and credit carryforwards. However, the ability of the Company to utilize its net operating loss and credit carryforwards is likely to be restricted by certain provisions of the Internal Revenue Code due to changes in ownership of the Company’s common stock. Accordingly, the extent to which the Company’s net operating loss and credit carryforwards can offset the gain realized from the sale of the Company’s patent assets, if any, will not be determinable until the Company’s results are known for the whole of fiscal 2009 and the Company has completed a study to determine whether a change of control has occurred for tax purposes, which could cause utilization of the Company’s net operating loss and credit carryforwards to be subject to an annual limitation that might not fully offset the gain realized from the sale of the Company’s patent assets.

Irvine Sensors Corporation
Pro Forma Condensed Consolidated Balance Sheets
(Unaudited)

	December 28,		December 28,
	2008	Pro Forma	2008
	As Reported	Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$210,300	$9,500,000	$9,710,300
All other current assets	2,808,900		2,808,900

Total current assets	$3,019,200	9,500,000	12,519,200
Property and equipment, net	3,944,100		3,944,100
Intangible assets, net	893,800	(775,200)	118,600
Deferred costs	206,400		206,400
Deposits	37,500		37,500

Total assets	$8,101,000	$8,724,800	$16,825,800

Liabilities and Stockholders’ Deficit
Total current liabilities	$13,948,100	385,000	$14,433,100
Total long term liabilities	4,273,100		4,273,100

Total liabilities	18,221,200	385,000	18,606,200

Stockholders’ deficit:
Preferred stock, $0.01 par value	1,300		1,300
Common stock, $0.01 par value	56,400		56,400
Common stock warrants	—		—
Prepaid stock-based compensation	(502,000)		(502,000)
Deferred stock-based compensation	(142,900)		(142,900)
Common stock held by Rabbi Trust	(1,169,600)		(1,169,600)
Deferred compensation liability	1,169,600		1,169,600
Paid-in capital	160,795,000		160,795,000
Accumulated deficit	(170,328,000)	8,339,800	(161,988,200)

Total stockholders’ deficit	(10,120,200)	8,339,800	(1,780,400)

	$8,101,000	$8,339,800	$16,825,800

Irvine Sensors Corporation
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		13 Weeks Ended
	December 28,		December 28,
	2008	Pro Forma	2008
	As Reported	Adjustments	Pro Forma

Total revenues	$2,743,500	$—	$2,743,500

Total costs and expenses	4,526,600		4,526,600

Loss from operations	(1,783,100)		(1,783,100)
Interest expense	(409,100)		(409,100)
Gain on disposal of assets	—	8,724,800	8,724,800
Interest and other income	31,600		31,600

(Loss) income from continuing operations before minority interest and provision for income taxes	(2,160,600)	8,724,800	6,564,200
Minority interest in loss of subsidiaries	100		100
Provision for income taxes	(18,900)	(385,000)	(403,900)

(Loss) income from continuing operations	(2,179,400)	8,339,800	6,160,400
Discontinued operations:
Income from operations of discontinued operations	65,300		65,300

Net (loss) income	$(2,114,100)	$8,339,800	$6,225,700

Basic and diluted net income (loss) per common share information
From continuing operations	$(0.43)	$1.57	$1.14
From discontinued operations	0.01		0.01

Basic and diluted net loss per common share	$(0.42)	$1.57	$1.16

Weighted average number of common shares outstanding	5,298,900		5,298,900

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-2 10% Cumulative Convertible Preferred Stock

10.1†	Patent Purchase Agreement as amended March 18, 2009 by and between the Company and Aprolase Development Co., LLC

10.2	Lien Release Agreement dated March 18, 2009 and Release of Security Interest by and among the Company, Longview Fund, LP and Alpha Capital Anstalt

10.3	Form of Lien Release Agreement dated March 18, 2009 and Release of Security Interest by and among the Company and the Bridge Lenders

10.4	Subscription Agreement dated March 18, 2009 by and among the Company, Longview Fund, LP and Alpha Capital Anstalt

†	Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: March 24, 2009	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer